Exhibit 10.25

EXECUTION VERSION

SUPPLEMENT NO. 1 dated as of June 11, 2019 to the Guarantee Agreement dated as of April 30, 2019 (the “Guarantee Agreement”), among AMCOR LIMITED (ACN 000 017 372), AMCOR FINANCE (USA), INC., AMCOR UK FINANCE PLC, the other GUARANTORS from time to time party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

A.                                    Reference is made to the Five-Year Syndicated Facility Agreement dated as of April 30, 2019 (the “Facility Agreement”), among Amcor Limited (ACN 000 017 372), an Australian public company limited by shares with a registered office at Level 11, 60 City Road, Southbank, Victoria 3006, Australia (“Amcor”), Amcor Finance (USA), Inc., a Delaware corporation (“Amcor US”), Amcor UK Finance plc, a company incorporated under the laws of England and Wales with company registration number 04160806 and its registered office at Amcor Central Services Bristol, 83 Tower Road North, Warmley, Bristol, BS30 8XP, United Kingdom (“Amcor UK” and, together with Amcor, Amcor US and, on and after the Availability Date, Bemis, the “Borrowers”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and Foreign Administrative Agent.

B.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Facility Agreement and the Guarantee Agreement, as applicable.

C.  The Guarantors have entered into the Guarantee Agreement in order to induce the Lenders to extend credit to the Borrowers.  Clause (ii) of Section 4.02(a) of the Facility Agreement provides that the Availability Date shall not occur unless New Amcor and Bemis, and Section 5.12 of the Guarantee Agreement provides that additional Subsidiaries may, become Guarantors under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement.  Each of New Amcor and Bemis (each, a “New Guarantor”) is executing this Supplement to become a Guarantor under the Guarantee Agreement in order to induce the Lenders to make additional extensions of credit under the Facility Agreement and as consideration for the maintenance of extensions of credit previously made.

Accordingly, the Administrative Agent and each New Guarantor agree as follows:

SECTION 1.  In accordance with Section 5.12 of the Guarantee Agreement, each New Guarantor by its signature below becomes a Subsidiary Guarantor (other than in the case of New Amcor) and a Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Subsidiary Guarantor (other than in the case of New Amcor) and a Guarantor, and each New Guarantor hereby agrees to all the terms and provisions of the Guarantee Agreement applicable to it as a Subsidiary Guarantor (other than in the case of New Amcor) and a Guarantor thereunder.

Each reference to a “Subsidiary Guarantor” (other than in the case of New Amcor) or a “Guarantor” in the Guarantee Agreement shall be deemed to include each New Guarantor.  The Guarantee Agreement is hereby incorporated herein by reference.

SECTION 2.  Each New Guarantor represents and warrants to the Administrative Agent and the Lenders that (a) the execution, delivery and performance by such New Guarantor of this Supplement have been duly authorized by all necessary corporate or organizational action and, if required, stockholder or other equityholder of such New Guarantor, and that this Supplement has been duly executed and delivered by such New Guarantor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and (b) all representations and warranties set forth in the Facility Agreement as to such New Guarantor are true and correct.

SECTION 3.  This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract.  This Supplement shall become effective as to each New Guarantor when it shall have been executed by the Administrative Agent and the Administrative Agent shall have received a counterpart hereof that bears the signature of such New Guarantor, and thereafter shall be binding upon such New Guarantor and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such New Guarantor, the Administrative Agent and the other Guaranteed Parties and their respective permitted successors and assigns, except that no New Guarantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly provided in this Supplement, the Guarantee Agreement and the Facility Agreement.  Delivery of an executed counterpart of a signature page of this Supplement by facsimile, electronic mail (in .pdf or .tif format) or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Supplement.

SECTION 4.  Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.

SECTION 5.  THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

SECTION 6.  Any provision of this Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 7.  All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Guarantee Agreement.

SECTION 8.  Amcor plc is a public limited company duly incorporated under the laws of the Bailiwick of Jersey.  Bemis Company, Inc. is a corporation duly incorporated under the laws of the State of Missouri.

[Signature pages follow]

IN WITNESS WHEREOF, each New Guarantor and the Administrative Agent have duly executed this Supplement to the Guarantee Agreement as of the day and year first above written.

AMCOR PLC,

By
/s/ Michael Casamento
Name: Michael Casamento
Title: Executive Vice President, Finance and Chief Financial Officer

BEMIS COMPANY, INC.,

By
/s/ Ian Gibson Wilson
Name: Ian Gibson Wilson
Title: President

JPMORGAN CHASE BANK, N.A., as Administrative Agent,

By
/s/ Tasvir Hasan
Name: Tasvir Hasan
Title: Executive Director

SIGNATURE PAGE TO SUPPLEMENT TO THE GUARANTEE AGREEMENT